SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         April 30, 1996

                              EMCARE HOLDINGS INC.
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                      0-24986                  13-3645287
- --------------------------------------------------------------------------------
  (State or Other               (Commission                 (IRS Employer
     Jurisdiction               File Number)                Identification No.)
  of Incorporation)


                1717 Main Street, Suite 5200, Dallas, Texas 75201
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code       (214) 712-2000


- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




                             Exhibit Index on Page 3

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Audited Consolidated Financial Statements of Medical Emergency Service Associates (MESA), S.C. and Subsidiaries (See page 4)

         (1)   Report of Ernst & Young LLP, Independent Auditors
         (2)   Consolidated Balance Sheet as of September 30, 1995
         (3) Consolidated Statement of Operations for the year ended September 30, 1995
         (4) Consolidated Statement of Changes in Shareholders' Equity (Deficit) for the year ended September 30, 1995
         (5) Consolidated Statement of Cash Flows for the year ended September 30, 1995
         (6)   Notes to Consolidated Financial Statements

         Unaudited Interim Consolidated Financial Statements of Medical Emergency Service Associates (MESA), S.C. and Subsidiaries (See page 18)

         (1)   Consolidated Balance Sheet as of March 31, 1996
         (2) Consolidated Statements of Operations for the six months ended March 31, 1996 and 1995
         (3) Consolidated Statements of Cash Flows for the six months ended March 31, 1996 and 1995.

(b)      Pro Forma Financial Information

         (1) EmCare Holdings Inc. Pro Forma Consolidated Statement of Income (unaudited) for the year ended December 31, 1995. (See page 22)

         (2) EmCare Holdings Inc. Pro Forma Consolidated Statement of Income (unaudited) for the three months ended March 31, 1996 (See page 23)

         (3) EmCare Holdings Inc. Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of March 31, 1996 (See page 24)

         (4)   Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)      Exhibits

         The following exhibit is included as part of this Report:

         Exhibit No.                     Description
         -----------                     -----------

            2.1*                Stock Purchase Agreement, dated
                                as of April 1, 1996, among EmCare, Inc.,
                                Medical Emergency Service Associates
                                (MESA), S.C. and its stockholders.

*Previously filed.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

                        Consolidated Financial Statements


                          Year ended September 30, 1995




                                    Contents

Report of Independent Auditors.............................................   5

Consolidated Financial Statements

Consolidated Balance Sheet.................................................   6
Consolidated Statement of Operations.......................................   7
Consolidated Statement of Changes in Stockholders' Equity (Deficit)........   8
Consolidated Statement of Cash Flows.......................................   9
Notes to Consolidated Financial Statements................................   10

                         Report of Independent Auditors


The Board of Directors
Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Medical Emergency Service Associates (MESA), S.C. and Subsidiaries as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medical Emergency Service Associates (MESA), S.C. and Subsidiaries at September 30, 1995, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                    Ernst & Young LLP

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

                           Consolidated Balance Sheet

                               September 30, 1995

Assets
Current assets:
   Cash and cash equivalents ...................................    $   599,221
   Accounts receivable .........................................      1,196,689
   Refundable income taxes .....................................         21,000
   Prepaid expenses and other assets ...........................        180,242
   Deferred income taxes .......................................        692,345
                                                                    -----------
Total current assets ...........................................      2,689,497

Property and equipment, less accumulated depreciation ..........         74,840
Deferred tax asset .............................................        578,971
Investment in limited partnership ..............................        139,829
                                                                    ===========
Total assets ...................................................    $ 3,483,137
                                                                    ===========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
   Accounts payable, trade .....................................    $    21,194
   Accrued expenses ............................................        634,430
   Current portion of long-term debt ...........................        140,083
   Short-term borrowings .......................................        500,000
   Professional liability reserve ..............................      1,425,000
                                                                    -----------
Total current liabilities ......................................      2,720,707

Pledge payable .................................................         31,700
Deferred tax liability .........................................        319,350
Long-term debt .................................................        107,713
Professional liability reserve .................................      1,400,000

Commitments and contingencies


Stockholders' equity (deficit):
   Preferred stock; authorized 5,000 shares of non-voting,
     no par value; redeemable at $333.33 per share;
     issued and outstanding 1,800 shares .......................        600,000
   Common stock; authorized 100,000 shares; $10 par
     value; issued and outstanding 3,150 shares ................         31,500
   Additional paid-in capital ..................................        255,672
   Retained deficit ............................................     (1,983,505)
                                                                    -----------
Total stockholders' equity (deficit) ...........................     (1,096,333)
                                                                    -----------
Total liabilities and stockholders' equity (deficit) ...........    $ 3,483,137
                                                                    ===========

See accompanying notes.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

                      Consolidated Statement of Operations

                          Year ended September 30, 1995


Revenue ..................................................         $ 13,388,031
Cost of revenue ..........................................           11,889,523
                                                                   ------------
Gross profit .............................................            1,498,508

Operating expenses:
   Administrative ........................................            1,830,940
   Employee benefit plan contribution ....................              415,000
                                                                   ------------

Loss from operations .....................................             (747,432)

Interest income ..........................................               46,639
Interest expense .........................................              (18,310)
Other income .............................................               24,836
Loss from limited partnership ............................               (2,698)
                                                                   ------------
Loss before income taxes .................................             (696,965)

Income tax provision (benefit):
   Current ...............................................               23,588
   Deferred ..............................................             (310,703)
                                                                   ------------
                                                                       (287,115)
                                                                   ------------
Net loss .................................................         $   (409,850)
                                                                   ============


See accompanying notes.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

       Consolidated Statement of Changes in Stockholders' Equity (Deficit)



                                     Additional             Retained
         Preferred        Common      Paid-In  Subscription Earnings
        ----------------------------

       Shares  Dollars Shares Dollars Capital  Receivable   (Deficit)    Total
       -----------------------------------------------------------------------


Balance at
 October 1,
 1994   1,800 $600,000 2,700 $27,000 $167,500 $(15,000) $(1,573,655)$  (794,155)
Net loss   --       --    --      --       --       --   (  409,850)   (409,850)
Stock
 sales     --       --   450   4,500   88,172       --           --      92,672
Subscription
 payments
 received  --       --    --      --       --   15,000           --      15,000
       -------------------------------------------------------------------------
        1,800 $600,000 3,150 $31,500 $255,672 $     --  $(1,983,505)$(1,096,333)
       =========================================================================


See accompanying notes.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

                      Consolidated Statement of Cash Flows

                          Year ended September 30, 1995


Operating Activities
Net loss ............................................................ $(409,850)
Adjustments to reconcile net loss to net
 cash used in operating activities:
    Depreciation and amortization ...................................    29,193
    Loss on investment in limited partnership .......................     2,698
    Deferred income taxes ...........................................  (310,703)
    Changes in operating assets and liabilities:
       Accounts receivable ..........................................   238,195
       Prepaid expenses and other assets ............................    53,557
       Refundable income taxes ......................................       378
       Accounts payable, trade ......................................     6,078
       Accrued expenses .............................................   (47,433)
       Professional liability reserve ...............................   330,000
       Income taxes payable .........................................    (5,037)
       Pledge payable ...............................................   (11,853)
                                                                       ---------
Net cash used in operating activities ...............................  (124,777)
                                                                       ---------

Investing Activities
Purchases of property, plant, and equipment .........................    (7,075)
Proceeds from sale of subsidiary ....................................    90,401
                                                                       ---------
Net cash provided by investing activities ............................   83,326
                                                                       ---------

Financing Activities
Borrowings under line of credit .....................................   500,000
Payment on long-term debt ...........................................   (43,933)
Proceeds from issuance of stock .....................................    92,672
Subscription receivable paid ........................................    15,000
                                                                       ---------
Net cash provided by financing activities ...........................   563,739
                                                                       ---------
Net increase in cash and cash equivalents ...........................   522,288
Cash and cash equivalents at beginning of year ......................    76,933
                                                                       =========
Cash and cash equivalents at end of year ............................ $ 599,221
                                                                       =========

Supplemental Disclosure of Cash Flow Information Cash paid during the year for:
    Interest ........................................................ $  18,310
    Income taxes .............. .....................................    43,457


See accompanying notes.

           Medical Emergency Service Associates, S.C. and Subsidiaries

                   Notes to Consolidated Financial Statements

                               September 30, 1995




1. Business and Summary of Significant Accounting Policies

Business

Medical Emergency Service Associates (MESA), S.C. (MESA or the Company) provides medical services through various hospitals and clinics. The medical services are provided by physicians who are licensed or legally authorized to render medical services under the laws of the state where the medical services are provided. The Company's operations are principally in the Chicago, Illinois area.

The consolidated financial statements include the accounts of the Company and its subsidiaries Safe Harbor Insurance Company, Ltd. and Medi-Mouse, Inc. All significant intercompany accounts have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Property and Equipment

Furniture and office equipment are stated at cost and depreciated over the estimated useful lives of the assets ranging from five to twelve years using straight line and accelerated methods. Leasehold improvements are stated at cost and depreciated over the life of the lease using the straight line method.

Accounts Receivable and Revenues

The Company provides professional services to emergency room patients under contracts with various hospitals. Collections are received directly from the hospitals with which it has contracted. Four Chicago area hospitals accounted for approximately 35%, 14%, 11%, and 10% of the Company's revenues for the year ended September 30, 1995.

Income Taxes

The Company provides for income taxes using the liability method pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred income taxes are provided for temporary differences arising between the tax basis of assets and liabilities and their book basis as reported in the consolidated financial statements. For purposes of filing federal and state income tax returns, MESA and its subsidiaries utilize the cash method of accounting; that is, tax basis revenue consists of revenue collected during the period and tax basis expenses consists of expenses paid during the period.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

1. Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The  company  considers  cash  and  cash  equivalents,   notes  receivable,
long-term debt and pledge payable to be financial instruments as defined by Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments." The amount of these assets and liabilities as presented in the balance sheet approximates their fair value.

Investments

The Company accounts for its investments in Medi-Mouse Limited Partnership and Kirchoff Limited Partnership using the equity method of accounting. This method provides that the initial investment be recorded at cost. Each year, the investment is increased or decreased by the Company's share of the annual income or loss. In addition, Partnership distributions reduce the investment. The Company limits recognized losses to the extent of its investment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Property and Equipment

Property and equipment at September 30, 1995, was as follows:

               Furniture ...................     $  65,747
               Equipment ...................         9,122
               Computer equipment ..........        50,711
               Leasehold improvements ......        54,462
                                                  ---------
                                                   180,042
               Less accumulated depreciation      (105,202)
                                                  ---------
                                                 $  74,840
                                                  =========

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

3. Investments

Medi-Mouse Limited Partnership

The Company's wholly-owned subsidiary, Medi-Mouse, Inc. is the general partner of Medi-Mouse Limited Partnership (Medi-Mouse). The Partnership was formed to design, develop and market an automated patient charting system. The Company and its subsidiary invested approximately $362,000 in Medi-Mouse, representing an ownership of approximately 41%. Since its inception Medi-Mouse has continued to experience operating losses, for which the Company has recorded its portion of such losses. The Company did not record any such loss for the year ended September 30, 1995 as no investment remained at the beginning of the year ended September 30, 1995.

During the year the Company continued to finance the operations of Medi-Mouse. The Company has expensed such financing when provided.

Kirchoff Limited Partnership

The Company is the general partner of Kirchoff Limited Partnership. The Partnership owns the real estate which the Company leases for use in its operations. The terms of the lease are described in Note 5. The limited partners consist of certain of the Company's present and former shareholders.

Under the terms of the Partnership agreement, the Company receives a priority return of 9% of its capital contribution in addition to 10% of remaining profits.

The Partnership uses a calendar year for accounting purposes, while the Company uses a fiscal year ending September 30. During each fiscal year, the Company reports its share of the partnership income or loss for the calendar year ending within its fiscal year. The unrecorded amount of the Company's share of allocable income and expense for the period January 1 through September 30 for the fiscal year ended September 30, 1995 is not considered to be material to the Company's financial statements.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



4. Income Taxes

Significant components of the federal income tax provision (benefit) were as follows for the year ended September 30, 1995:

                    Current:
                     Federal ....            $  19,352
                     State ......                4,236
                                              ---------
                    Total current               23,588

                    Deferred:
                     Federal ....             (260,837)
                     State ......              (49,866)
                                              ---------
                    Total deferred            (310,703)
                                              =========
                                             $(287,115)
                                              =========

Significant components of the Company's deferred tax liabilities and assets as of September 30, 1995 are as follows:

                                                              Current  Long-Term
                                                              -------- ---------
Deferred income tax liabilities:
   Investment in Medi-Mouse LP, deductions taken
     for taxes in excess of book losses..................... $   --   $(206,144)
   Deferred gain on sale of Mesa Care ......................     --     (32,107)
   Investment in Safe Harbor ...............................     --     (81,099)
                                                              -------- ---------
Total deferred tax liabilities .............................     --    (319,350)

Deferred income tax assets:
   Cash basis tax income in excess
     of accrual basis book income ..........................  125,345      --
   Professional liability reserves .........................  567,000   567,000
   Other ...................................................     --      11,971
                                                              -------- ---------
Total deferred tax assets ..................................  692,345   578,971
                                                              -------- ---------
Net deferred tax assets .................................... $692,345 $ 259,621
                                                              ======== =========

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

4. Income Taxes (continued)

The reconciliation of income tax (benefit) computed at the federal statutory tax rate to income tax (benefit) is as follows for the year ended December 31, 1995:

                                                                 Amount  Percent
                                                               ---------     ---

Tax benefit at U.S. statutory rate ........................... $(236,968)  (34)%
State income tax .............................................   (54,663)   (8)
Other ........................................................     4,516     1
                                                                ---------   ---
                                                               $(287,115)  (41)%
                                                                =========   ===

5. Commitments

The Company leases certain office equipment and office space under operating lease arrangements. The Company leases the office space from Kirchoff Limited Partnership, which is affiliated through common ownership. The lease provides for annual rental adjustments for the Company's share of increases in taxes, insurance and maintenance expenses. Rent expense paid to Kirchoff Limited Partnership totaled approximately $46,000 for the year ended September 30, 1995.

Future minimum payments under such operating leases at September 30, 1995 consist of the following:

      Year ending September 30:

                    1996                          $ 59,111
                    1997                            51,321
                    1998                            21,466
                    1999                               571
                                                  --------
                    Total                         $132,469
                                                  ========

Rental  expense  for the year  ended  September  30,  1995 was to  approximately
$54,000.

6. Short-Term Borrowings

The Company has a revolving line of credit in the amount of $500,000, which matures on March 31, 1996. The line of credit is secured by the Company's accounts receivable and property and equipment. Interest is payable monthly at prime (8.75% at September 30, 1995). Interest expense for the year ended September 30, 1995 was $500.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

             Notes to Consolidated Financial Statements (continued)




7. Long-Term Debt and Pledge Payable

Long-term debt at September 30, 1995 consists of:

Note payable to former shareholder in annual
  installments of $19,500 including interest at
  7%, payable through January 1999                                      $66,571
Note payable to former shareholder in annual
  installments of $15,500 including interest at
  7%, payable through May 1998                                           40,823
Note payable to former shareholder in annual
  installments of $15,400 including interest at
  6.78%, payable through December 1997                                   40,697
Note payable to former shareholder in annual
  installments of $13,400 including interest at
  8.68%, payable through January 1996                                    13,498
Other                                                                     6,207
                                                                   -------------
                                                                        167,796
Less current portion                                                     60,083
                                                                  -------------
                                                                       $107,713
                                                                  =============

Prior to the year ended September 30, 1995 the Company received an $80,000 loan from a hospital for the financing of start-up costs related to a medical treatment center. The loan bears interest, which is payable monthly, at 8% per annum. Principal is payable from the profits of the treatment center. To date no principal payments have been made, as there have been no profits from the treatment center.

Principal payments for the long-term notes payable are as follows:

Year ending September 30:

               1996                                                    $140,083
               1997                                                      43,176
               1998                                                      46,169
               1999                                                      18,368
                                                                 --------------
               Total                                                   $247,796
                                                                 ==============

The Company has a pledge payable due to a hospital for reconstruction and expansion of its emergency department. As of September 30, 1995 the Company had five $10,000 payments due under the pledge. The balance has been presented at its present value.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

             Notes to Consolidated Financial Statements (continued)



8. Employee Stock Option Plan and Purchase Commitments

The Company is obligated under buy / sell agreements with its stockholders to purchase each stockholder's preferred and common stock upon death, disability or termination of employment. The purchase price is the greater of the price set by the Board of Directors or the stockholder's proportionate share of the book value of the Company.

No shares were purchased by the Company during the year ended September 30, 1995.

9. Professional Liability Insurance

The Company's professional liability insurance coverage is provided on a claims-made basis with limits of $100,000 per occurrence and $3,000,000 in the aggregate. The policy for the period December 1, 1994 through November 30, 1995, contains a self-insured retention of $250,000 per occurrence and $650,00 in the aggregate. The Company The Company self-insures this risk through a wholly-owned subsidiary created December 1, 1994, Safe Harbor Insurance Company, Ltd.

The Company has accrued $750,000 for the settlement of an uninusred claim incurred prior to 1995. The related litigation was settled in 1996. The Company estimates incurred but not reported claims based on historical experience.

10. Contingencies

The Company is a defendant in various legal proceedings arising in the ordinary course of business. Although the results of litigation cannot be predicted with certainty, management believes the outcome of pending litigation will not have a material adverse effect on the Company's financial statements.

11. Pension and Profit Sharing Plan

All employees meeting certain eligibility requirements are covered under the Company's defined contribution profit sharing plan. The plan includes a deferred compensation feature in accordance with Internal Revenue Code Section 401(k).

Employees may contribute a portion of their salary to the Plan with the Company matching the contribution in accordance with a schedule. The Plan also provides for additional Company contributions in such amounts as the Board of Directors may determine. During the year ended September 30, 1995, the Company incurred expenses of $415,000 for retirement plan contributions.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries

12. Subsequent Events

Effective April 1, 1996, all outstanding shares of all classes of the Company's common stock were acquired by EmCare Holdings Inc. (EmCare), which provides certain emergency department services and other health care related services, for a total purchase price of $11.1 million, including $7.8 million cash, $1.8 million in long-term obligations, 56,355 shares of EmCare common stock, and certain future compensation based upon the continuation of existing contracts with hospitals and achieving certain financial results.

In connection  with this merger the Board of Directors  approved the transfer of
ownership  of  Medi-Mouse,   Inc.  and  Kirchoff  Limited   Partnership  to  the
stockholders of the Company.

Effective April 1, 1996, the Company's Retirement Plans and stockholder's buy-sell agreements for preferred and common stock were terminated.

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries
                      Unaudited Consolidated Balance Sheet
                                 March 31, 1996
                             (Dollars in thousands)

Assets
Current assets:
     Cash and cash equivalents .............................            $   983
     Accounts receivable ...................................              1,282
     Refundable income taxes ...............................                 34
     Prepaid expenses and other assets .....................                115
     Deferred income taxes .................................              1,413
                                                                        -------
Total current assets .......................................              3,827

Property and equipment, less accumulated depreciation ......                 61
Investment in limited partnership ..........................                139
                                                                        -------
Total assets ...............................................            $ 4,027
                                                                        =======

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
     Accounts payable, trade ...............................            $    83
     Accrued expenses ......................................                848
     Current portion of long-term debt .....................                152
     Short-term borrowings .................................                500
     Deferred tax liability ................................                473
     Professional liability reserve ........................              1,575
                                                                        -------
Total current liabilities ..................................              3,631

Pledge payable .............................................                 76
Long-term debt .............................................                138
Professional liability reserve .............................              1,400

Commitments and contingencies

Stockholders' equity (deficit):
     Preferred stock; authorized 5,000 shares of non-voting,
         no par value; redeemable at $333.33 per share;
         issued and outstanding 1,800 shares ...............                550
     Common stock; authorized 100,000 shares; $10 par
         value; issued and outstanding 3,000 shares ........                 30
     Additional paid-in capital ............................                217
     Retained deficit ......................................             (2,015)
                                                                        -------
Total stockholders' equity (deficit) .......................             (1,218)
                                                                        -------
Total liabilities and stockholders' equity (deficit) .......            $ 4,027
                                                                        =======

       Medical Emergency Service Associates (MESA), S.C. and Subsidiaries
                 Unaudited Consolidated Statement of Operations
                             (Dollars in thousands)

                                                               Six Months Ended
                                                                    March 31,
                                                                      ----
                                                                   1996    1995
                                                                  ------   ----
Net revenue ..............................................       $6,754  $6,541
Professional expenses ......................................      5,587   5,563
                                                                  ------   ----
Gross profit ...............................................      1,167     978

Administrative .............................................      1,305     943
                                                                  ------   ----

Income (loss) from operations ..............................       (138)     35

Interest income ............................................         61      10
Other income ...............................................         24      10
                                                                  ------   ----
Income (loss) before income taxes ..........................        (53)     55

Income tax provision (benefit)..............................        (22)     23
                                                                  ------   ----

Net(loss)income  .........................................       $  (31)  $  32
                                                                  ======   ====

  Medical Emergency Service Associates (MESA), S.C. and Subsidiaries
                 Unaudited Consolidated Statement of Cash Flows
                             (Dollars in thousands)

                                                               Six Months Ended
                                                                     March 31,
                                                                      -----
                                                                   1996   1995
                                                                   -----  -----
Operating Activities
Net income          .............................................. $ (31)  $ 32
Adjustments to reconcile net loss to net cash used in
     operating activities:
         Depreciation and amortization............................    14     10
         Deferred income taxes ...................................    11   (112)
         Changes in operating assets and liabilities:
            Accounts receivable................................       85    184
            Prepaid expenses and other assets ....................    65     25
            Refundable income taxes ..............................   (13)   (77)
            Accounts payable .....................................    62     24
            Accrued expenses .....................................   214    293
            Professional liability reserve .......................   150    287
            Pledge payable .........................   ...........    44      1
                                                                    -----  -----
Net cash provided in operating activities ........................   431    667
                                                                    -----  -----

Investment activities
Proceeds from sale of subsidiary           .........................  --     90
                                                                     ----- -----
Net cash provided by investing activities ..........................  --     90
                                                                     ----- -----

Financing activities:
Payment on long-term debt      .....................................  --    (41)
Proceeds from borrowings .........................................    43     65
Subcription receivable paid ..................................        --      3
Purchase of treasury stock ......................................... (90)    --
                                                                    -----  -----
Net cash provided (used) by financing activities ..................  (47)    27
                                                                    -----  -----
Net increase in cash and cash equivalents ........................   384    784
Cash and cash equivalents at beginning of year ...................   599     70
                                                                    -----  -----
Cash and cash equivalents at end of year ..................        $ 983  $ 854
                                                                    =====  =====

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The accompanying Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1995, and three months ended March 31, 1996, represent the results of operations of EmCare Holdings Inc. (the "Company") for such periods giving effect, with the adjustments described in the accompanying note, to the April 1, 1996 acquisition of Medical Emergency Service Associates, Inc. ("MESA") by a wholly owned subsidiary of the Company (the "Acquisition") as if such transaction had occurred as of January 1, 1995. The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1996 reflects the MESA acquisition as if it occurred on March 31, 1996. The transaction has been accounted for as a purchase.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company and MESA.

                              EmCare Holdings Inc.
                   Unaudited Pro Forma Consolidated Statement
                          of Income For the Year Ended
                                December 31, 1995
                      (Dollars in thousands,except per share data)







                                  Historical                         Pro Forma
                                -------------
                              The                     Pro Forma      After the
                            Company      MESA(G)     Adjustments    Acquisition
                          ---------    ---------    ------------   -------------

Net revenue ...........   $ 156,826    $ 13,388                    $    170,214
Professional
 expenses ..............    123,935      11,890                         135,825
                           --------    ---------    ------------   -------------
Gross profit ............    32,891       1,498                          34,389
General and adminstrative
 expenses ..............     16,760       2,246     $     (706) (B)      18,300
Depreciation and
 amortization ........        2,503                        831  (C)       3,334
                           --------    ---------    ------------   -------------
Income from operations.      13,628        (748)          (125)          12,755
Interest expense .........     (652)        (18)          (644) (D)      (1,314)
Interest income ........        933          69                           1,002
                           --------    ---------    ------------   -------------
Income (loss) before
 income taxes .........      13,909        (697)          (769)          12,443
Income tax expense
 (benefit) ............       5,216        (287)          (263) (E)       4,666
                          ---------    ---------    ------------   -------------
Net income (loss) ....... $   8,693    $   (410)    $     (506)    $      7,777
                          =========    =========    ============   =============

Net income per share .... $    1.05                                $       0.94
                          =========                                =============
Weighted average
shares outstanding .....      8,251                         56 (A)        8,307



See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                              EmCare Holdings Inc.
              Unaudited Pro Forma Consolidated Statement of Income
                    For the Three Months Ended March 31, 1996
                      (in thousands, except per share data)






                                       Historical                    Pro Forma
                                     -------------
                                      The              Pro Forma     After the
                                    Company    MESA   Adjustments   Acquisition
                                  --------  -------- ------------    -----------
Net revenue ..................... $ 44,235  $  3,405                $    47,640
Professional
 expenses .......................   35,315     2,794                     38,109
                                  --------  -------- ------------    -----------
Gross profit ..................      8,920       611                      9,531
General and adminstrative
 expenses .........................  4,245       652 $      (496)(B)      4,401
Depreciation and
 amortization ...................      809                   154 (C)        963
                                  --------  -------- ------------    -----------
Income from operations...........    3,866       (41)        342          4,167
Interest expense ................     (172)                 (147)(D)       (319)
Interest income .............           72        14                         86
                                  --------  -------- ------------    -----------
Income (loss) before
 income taxes ...................    3,766       (27)        195          3,934
Income tax expense
 (benefit) ......................    1,431       (11)         75 (E)      1,495
                                   --------  -------- -----------    -----------
Net income (loss) ............... $  2,335  $    (16) $      120     $    2,439
                                   ========  ======== ===========    ===========

Net income per share ..........   $   0.28                           $     0.29
                                  =========                          ===========

Weighted average shares
   outstanding ..................    8,433                    56 (A)      8,489



See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                              EmCare Holdings Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1996
                             (Dollars in thousands)



                             Historical Financial
                                 Statements
                                -----------
                                                                      Pro Forma
                                                    Pro Forma         After the
                           The Company   MESA      Adjustments       Acquisition
                             --------  --------     ---------        -----------

Assets

Current assets
   Cash & cash equivalents   $  7,103  $   983                       $    8,086
   Accounts receivable, net    31,049    1,282                           32,331
   Prepaids and other
     current assets             6,159    1,562                            7,721
                             --------  --------     --------          ----------
Total current assets           44,311    3,827                           48,138
Furniture & equipment, net      3,681       61                            3,742
Intangible and other
   assets, net                 37,204      139      $ 13,353 (C)         50,696
                             --------  --------     --------          ----------
Total assets                 $ 85,196  $ 4,027      $ 13,353          $ 102,576
                             ========  ========     ========          ==========


Liabilities & Stockholders' Equity

Current liabilities
   Accounts payable and
     accrued expenses        $ 15,780  $ 2,979      $    700 (C)      $  19,459
   Short-term debt & current
     portion of long-term
     obligations                5,820      652         7,816 (D)         15,310
                                                       1,022 (D)
                             --------  --------      --------         ----------
Total current liabilities      21,600    3,631         9,538             34,769

Long term debt and other
 liabilities                    6,978    1,614         1,097 (D)          9,689
Stockholders' equity
   Capital stock                   81      580          (580)(F)             81
   Additional paid in capital  42,577      217          (217)(F)         44,077
                                                       1,500 (A)
   Retained earnings           13,960   (2,015)        2,015 (F)         13,960
                             --------  --------      --------         ----------
Total stockholders' equity     56,618   (1,218)        2,718             58,118
                             --------  --------      --------         ----------
Total liabilities &
     stockholders' equity    $ 85,196  $ 4,027      $ 13,353         $  102,576
                             ========  ========      ========        ===========



See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                              EmCare Holdings Inc.
         Notes to Unaudited Pro Forma Consolidated Financial Statements


A description of the adjustments included in the pro forma consolidated financial statements are as follows:

 (A) Under the terms of the Acquisition, the acquisition price of MESA consisted of 56,355 shares of the Company's common stock valued at $26.617 per share, or $1.5 million, plus cash consideration of $7.8 million and an obligation to MESA shareholders of $2.1 million.

(B) MESA's historical financial statements include a write-off of a note receivable to a Limited Partnership for the year ended December 31, 1995 and the three months ended March 31, 1996 in the amount of $706,000 and $496,000, respectively. However, the Limited Partnership was not included in the Acquisition. Therefore, if the Acquisition had occurred as of January 1, 1995 a note receivable to the Limited Partnership would not have occurred.

(C) The Acquisition of MESA by the Company is estimated to create approximately $13.4 million of intangible assets calculated as follows:

             Stock purchase price (See A above)                   $1,500,000
             Cash Purchase Price (See A above)                     7,816,000
             Obligations to MESA shareholders (See A
              above)                                               2,119,000
                                                                   ---------
             Total Purchase price                                 11,435,000
             Less: Net tangible liabilities acquired             ( 1,218,000)
                                                                 ------------
                                                                  12,653,000
             Purchase accounting adjustment:
             Increase in deferred tax liabilities                    700,000
                                                                     -------

             Intangible assets acquired                          $13,353,000
                                                                 ===========


        The identifiable intangible assets acquired have been allocated to goodwill, contracts, and non-competition agreements with values of $10.7 million, $2.0 million and $650,000, respectively. Goodwill and contracts are being amortized on a straight line basis over forty and twelve years, respectively. The non-competition agreements are being amortized over three years on an accelerated basis. The pro forma amortization and depreciation expense for the year ended December 31, 1995 and the three months ended March 31, 1996 is $831,000 and $154,000, respectively.

                              EmCare Holdings Inc.
   Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)


(D) Represents letter of credit borrowings of $7.8 million at a 6.0% rate per annum and a $2.1 million long-term debt obligation with imputed interest of 9% per annum related to the Acquisition. The pro forma interest expense for the year ended December 31, 1995 and the three months ended March 31, 1996 is $644,000 and $147,000, respectively.

(E) Amount represents a pro forma effective tax rate of 37.5% and 38%, respectively, to reflect the incremental combined federal and state taxes for the year ended December 31, 1995, and the three months ended March 31, 1996.

(F)      Represents   elimination   of  MESA's   capital  stock and  equity upon
         consolidation.

(G) Represents historical operations for MESA for the year ended September 30, 1995. The pro forma consolidated statements of income exclude the historical operations of MESA for the period October 1, 1995 through December 31, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 EMCARE HOLDINGS INC.
                                                    (Registrant)



Date:  July 12, 1996                      By:      /s/ Robert F. Anderson II
                                                  -------------------------
                                          Name:    Robert F. Anderson II
                                          Title:   Chief Financial Officer,
                                                   Senior Vice President,
                                                   Treasurer, and Secretary